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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated May 31, 2000, except the first paragraph of Note 3, as to which the date is June 13, 2000, in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-34366) and related Prospectus of IMPCO Technologies, Inc. for the Registration of 2,500,000 shares of its common stock.

                                          /s/ ERNST & YOUNG LLP

Long Beach, California

July 12, 2000